Exhibit 10.9

FORM OF

AMENDED & RESTATED SECURITY AGREEMENT

This AMENDED & RESTATED SECURITY AGREEMENT, dated as of August 12, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among HASI CF I Borrower LLC, a Delaware limited liability company (“Borrower HASI”), HAT CF I Borrower LLC, a Delaware limited liability company (“Borrower HAT I”), HAT CF II Borrower LLC, a Delaware limited liability company (“Borrower HAT II”, and together with Borrower HASI and Borrower HAT I, the “Grantors”) and The Bank of New York Mellon, as Collateral Agent (in such capacity, and including any permitted successors or assigns, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

WHEREAS, (a) Borrower HASI, Borrower HAT I, the financial institutions from time to time parties thereto (the “Original Lenders”), and Bank of America, N.A., as Administrative Agent for the Original Lenders are parties to that certain Loan Agreement (PF), dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Loan Agreement”), and (b) Borrower HASI, Borrower HAT I, and Collateral Agent are parties to that certain Security Agreement, dated as of July 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Security Agreement”);

WHEREAS, each Grantor is, concurrently with the execution and delivery of this Agreement, entering into that certain Amended & Restated Loan Agreement (PF), dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”), by and among the Grantors, the financial institutions from time to time parties thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders pursuant to which the Lenders have agreed to continue to make Loans on the terms and conditions set forth therein;

WHEREAS, each Grantor has determined that its execution, delivery and performance of this Agreement directly or indirectly benefits, and is within the best interests of, such Grantor;

WHEREAS, in order to induce the Secured Parties to enter into the Loan Agreement and to secure the prompt and complete payment, observance and performance of the Obligations, each Grantor has agreed to grant a continuing security interest in and to the Collateral and, together with the Collateral Agent, has agreed to modify, amend and restate the terms and provisions of the Original Security Agreement as hereinafter set forth; and

WHEREAS, it is a condition precedent for the effectiveness of the Loan Agreement that the parties hereto enter into this Agreement;

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NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Promissory Note” and “Supporting Obligations” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Financial Asset”, “Instruction”, “Securities”, “Securities Account” and “Security Entitlement” have the respective meanings set forth in Article 8 of the NYUCC.

1.02 Additional Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement, including in the foregoing recitals, shall have the meanings set forth in the Loan Agreement and the rules of construction set forth therein shall apply hereto. In addition, as used herein:

“Account Collateral” means all Accounts of each Grantor, whether now owned or hereafter acquired by such Grantor.

“Accounts” has the meaning assigned such term in the Depositary Agreement.

“Agreement” has the meaning assigned to such term in the preamble.

“Assigned Agreements” has the meaning assigned to such term in Section 3(r).

“Borrower HASI” has the meaning assigned to such term in the preamble.

“Borrower HAT I” has the meaning assigned to such term in the preamble.

“Borrower HAT II” has the meaning assigned to such term in the preamble.

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Agent” has the meaning assigned to such term in the preamble.

“Copyright Collateral” means all Copyrights of each Grantor, whether now owned or hereafter acquired by such Grantor.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Grantor” has the meaning assigned to such term in the preamble.

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“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets, whether now owned or hereafter acquired by each Grantor; (b) all licenses or user or other agreements whether now or hereafter granted to each Grantor with respect to any of the foregoing; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, whether now owned or hereafter acquired by each Grantor; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured, whether now owned or hereafter acquired by each Grantor; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records, monitoring or data, in each case whether now owned or hereafter acquired by each Grantor; (f) all licenses, consents, permits, variances, certifications and approvals of any Governmental Authority now or hereafter held by each Grantor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by each Grantor in respect of any of the items listed above.

“Intercreditor Agreement” has the meaning assigned to such term in Section 5.14.

“Lender” has the meaning assigned to such term in the recitals.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Original Lenders” has the meaning assigned to such term in the recitals.

“Original Loan Agreement” has the meaning assigned to such term in the recitals.

“Original Security Agreement” has the meaning assigned to such term in the recitals.

“Patent Collateral” means all Patents of each Grantor, whether now owned or hereafter acquired by such Grantor, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and in each case all rights corresponding thereto throughout the world.

“Payoff Letter” has the meaning assigned to such term in Section 4.12.

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“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Loan Agreement” has the meaning assigned to such term in the recitals.

“Revenue Account” has the meaning assigned to such term in the Depositary Agreement.

“Trademark Collateral” means all Trademarks of each Grantor, whether now owned or hereafter acquired by such Grantor, together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

Section 2. Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:

2.01 Organizational Matters; Enforceability, Etc. (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified, authorized to do business in, and in good standing as foreign corporations in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (i) are within its powers and have been duly authorized by all necessary corporate, limited liability company or other action, (ii) do not require any Governmental Approval of any Governmental Authority, except as have been obtained or made and are in full force and effect or are not required on or prior to the date hereof, (iii) will not violate in any material respect any Applicable Law or its charter, limited liability company agreement, operating agreement, by-laws or other organizational documents or any order of any Governmental Authority or court binding upon it or its property, (iv) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon it or any of its Property, and (v) other than the Liens created in favor of the Collateral Agent for the benefit of the Secured Parties, will not result in the creation or imposition of any lien, charge or encumbrance on any of its asset.

(b) This Agreement has been duly executed and delivered by such Grantor and constitutes, a legal, valid and binding obligation of such Grantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights.

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(c) Such Grantor is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

2.02 Title. Such Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral in each case free and clear of any and all Liens, rights or claims of all other Persons, other than the Liens created in favor of the Collateral Agent for the benefit of the Secured Parties or Permitted Liens.

2.03 Names, Etc. Except as updated as permitted by Section 11.1.1(j) of the Loan Agreement, the full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of such Grantor as of the date hereof are correctly set forth in Annex 1. Said Annex 1 correctly specifies (a) the location of the chief executive office of such Grantor, and (b) each location where any financing statement naming such Grantor as debtor is currently on file.

2.04 Changes in Circumstances. Such Grantor has not (a) within the period of four (4) months prior to the date hereof, changed its “location” (within the meaning of Section 9-307 of the NYUCC), (b) except as specified in Annex 1, heretofore changed its name, or (c) except as specified in Annex 2, heretofore become a “new debtor” (within the meaning of Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.

2.05 Promissory Notes. Annex 3 sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account) held by such Grantor on the date hereof.

2.06 Intellectual Property. (a) Schedule 10.1.31 to the Loan Agreement sets forth a complete and correct list of all Copyrights, Patents and Trademarks owned by such Grantor on the date hereof (or, in the case of any supplement thereto effecting a pledge thereof, as of the date of such supplement).

(b) Except pursuant to licenses and other user agreements entered into by such Grantor in the ordinary course of business that are listed in Schedule 10.1.31 to the Loan Agreement (including as supplemented by any supplement effecting a pledge thereof), such Grantor has done nothing to authorize any other Person to use any Copyright, Patent or Trademark listed therein, and to such Grantor’s knowledge, all registrations listed therein are, except as noted therein, in full force and effect.

(c) To such Grantor’s knowledge, (i) except as set forth in Schedule 10.1.31 to the Loan Agreement (as supplemented by any supplement effecting a pledge thereof), owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except as could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to

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such Grantor’s Knowledge, threatened Intellectual Property Claim with respect to any Grantor or any of its Property (including any Intellectual Property), except as could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 10.1.31 to the Loan Agreement, Related Borrower Parties do not pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property. All registered Intellectual Property owned, used or licensed by, or otherwise subject to any interest of, any Related Borrower Party is show on Schedule 10.1.31 to the Loan Agreement (as so supplemented).

2.07 Accounts. The only Deposit Accounts and Securities Accounts owned by such Grantor are the Accounts. Such Grantor does not own any Commodity Accounts.

2.08 Commercial Tort Claims. Annex 4 sets forth a complete and correct list of all commercial tort claims of such Grantor in existence on the date hereof which are in excess of $100,000.

2.09 Security Interests. The security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in the Collateral (a) upon proper filing of financing statements naming such Grantor as “debtor” and the Collateral Agent as “secured party”, constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, subject to the terms of this Agreement, will constitute, a perfected security interest under the NYUCC to the extent a security interest can be perfected by properly filing such financing statements, and (b) are, and, with respect to such subsequently acquired personal property, subject to the terms of this Agreement, will be, as to the Collateral perfected under the NYUCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of any lien or otherwise, subject to Permitted Liens. Except to the extent control of portions of such Collateral is required for perfection, all such action as is necessary has been or will be taken to establish and perfect the Collateral Agent’s rights in and to such Collateral, in accordance with the terms of this Agreement, to the extent the Collateral Agent’s security interest can be perfected by proper filing of a financing statement, including any recording, filing, registration, giving of notice or other similar action. No filing, recordation, re-filing or re-recording other than those listed on Annex 1 hereto (as the same may be supplemented from time to time) is necessary to perfect and maintain the perfection of the Liens created by this Agreement on the Collateral, to the extent the Collateral Agent’s security interest can be perfected by proper filing of a financing statement (except to the extent that such filings or recordings are, by their nature, filings or recordings to be made at a later date). Such Grantor shall properly deliver or cause to be delivered on the date hereof to the Collateral Agent, in accordance with the terms of this Agreement, all such Collateral that requires perfection of the Lien and security interest described above by possession.

Section 3. Collateral. As collateral security for the prompt and complete payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby unconditionally assigns, pledges and grants to the Collateral Agent, for the benefit of the Secured Parties as hereinafter provided a first priority security interest in and continuing Lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including but not limited to such Grantor’s right, title

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and interest in the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as the “Collateral”):

(a) all Accounts (as defined in the NYUCC);

(b) all Account Collateral;

(c) all As-Extracted Collateral;

(d) all Chattel Paper;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Goods not covered by the other clauses of this Section 3;

(j) all Instruments, including all Promissory Notes;

(k) all Intellectual Property;

(l) all Inventory;

(m) all money and Deposit Accounts (including any Account), together with all amounts on deposit from time to time in such Deposit Accounts;

(n) all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(o) all Letter-of-Credit Rights and other Supporting Obligations;

(p) all “commercial tort claims” (within the meaning of Section 9-102(a)(13) of the NYUCC) arising out of the events described in Annex 4;

(q) all of the Intercompany Documents, including, without limitation, all other agreements or documents now existing or hereafter entered into by such Grantor relating to the Intercompany Documents, including without limitation, all other instruments, agreements and documents executed and delivered with respect to such agreements, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement and the other Loan Documents (the agreements described in this clause (q), as so amended,

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supplemented or modified, being the “Intercompany Assigned Agreements”), including, without limitation, all rights of such Grantor (i) to receive moneys due and to become due under or pursuant to the Intercompany Assigned Agreements, to compel performance and otherwise to exercise all remedies thereunder, including, without limitation, all rights to make determinations, to exercise any election or option contained in such agreements (including, but not limited to, termination thereof), to give or receive any notice or consent, to demand and receive any property which is the subject of any of the Intercompany Assigned Agreements, to file any claims and generally to take any action which (in the opinion of the Collateral Agent) may be necessary or advisable in connection with any of the foregoing; (ii) to receive the proceeds of any claim for damages arising out of or for breach of any Intercompany Assigned Agreement and proceeds of any insurance, indemnity, warranty or guaranty with respect to the Intercompany Assigned Agreements; and (iii) to all of such Grantor’s right, title and interest in, to and under the Intercompany Assigned Documents;

(r) all agreements, including, without limitation, each and all of the Underlying Financing Documents and all agreements or documents now existing or hereafter entered into by such Grantor relating to the acquisition, development, construction, supply, operation, maintenance or use and occupancy of any Underlying Project, including without limitation, all other instruments, agreements and documents executed and delivered with respect to such agreements, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the other Underlying Financing Documents (the agreements described in this clause (r), as so amended, supplemented or modified, being the “Underlying Assigned Agreements”, and together with the Intercompany Assigned Agreements, collectively, the “Assigned Agreements”), including, without limitation, all rights of such Grantor (i) to receive moneys due and to become due under or pursuant to the Underlying Assigned Agreements, to compel performance and otherwise to exercise all remedies thereunder, including, without limitation, all rights to make determinations, to exercise any election or option contained in such agreements (including, but not limited to, termination thereof), to give or receive any notice or consent, to demand and receive any property which is the subject of any of the Underlying Assigned Agreements, to file any claims and generally to take any action which (in the opinion of the Collateral Agent) may be necessary or advisable in connection with any of the foregoing; (ii) to receive the proceeds of any claim for damages arising out of or for breach of any Underlying Assigned Agreement and proceeds of any insurance, indemnity, warranty or guaranty with respect to the Underlying Assigned Agreements; (iii) to any warranties, performance bonds or letters of credit of any manufacturer, contractor or subcontractor or any other Person pursuant to or relating to the Underlying Assigned Agreements; and (iv) to all of such Grantor’s right, title and interest in, to and under the Underlying Financing Documents; and

(s) all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor).

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For the avoidance of doubt, the Lien of the Collateral Agent for the benefit of the Secured Parties may from time to time be released with respect to one or more Approved Financings in accordance with Section 9.1.5 of the Loan Agreement, the provisions of such Section 9.1.5 controlling any such Collateral Release.

IT BEING UNDERSTOOD, HOWEVER, that in no event shall the security interests granted under this Section 3 attach to any lease, license, permit, Governmental Approval, contract, property rights or agreement to which such Grantor is a party (or to any of its rights or interests thereunder) if and for so long as the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Sections 9-406, 9-407, 9-408 or 9-409 of the NYUCC); provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, permit, Governmental Approval, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above.

Section 4. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, each Grantor hereby agrees with the Collateral Agent as follows:

4.01 Delivery and Other Perfection. Such Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a) if any of the Investment Property or Financial Assets (other than cash to the extent cash is treated as a Financial Asset) constituting part of the Collateral are received by such Grantor, forthwith (x) deliver to the Collateral Agent the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request, all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Collateral Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b) promptly from time to time deliver to the Collateral Agent any and all Instruments and Assigned Agreements constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request;

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(c) promptly from time to time enter into such control agreements, each in form and substance reasonably acceptable to the Collateral Agent, as may be required to perfect the security interest created hereby in any and all Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, and will promptly furnish to the Collateral Agent true copies thereof;

(d) promptly from time to time upon the request of the Collateral Agent, execute and deliver such short-form security agreements as the Collateral Agent may reasonably deem necessary or desirable to protect the interests of the Collateral Agent in respect of that portion of the Collateral consisting of Intellectual Property;

(e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(f) as provided in the Loan Agreement, permit representatives of the Collateral Agent to inspect and make abstracts from its books and records pertaining to the Collateral, and to be present at such Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require.

4.02 Other Financing Statements or Control. Such Grantor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, (or permit to remain in effect, any financing statement or other similar notice of any Lien of which it has Knowledge), in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole secured party, (b) cause or permit any Person other than the Collateral Agent to have “control” (within the meaning of Sections 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral or (c) open, maintain or otherwise have any Deposit Account, Securities Account, Commodities Account or any other account other than as are subject to an account control agreement in favor of the Collateral Agent in form and substance satisfactory to the Collateral Agent.

4.03 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral. Nothing herein shall require the Collateral Agent to file any financing statement, continuation statement or amendment thereto in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of the Lien on any property granted to the Collateral Agent under any Security Document or to give notice of any such Lien to any third party.

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4.04 Special Provisions Relating to Certain Collateral.

(a) Intellectual Property.

(i) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 4.05 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, such Grantor hereby grants to the Collateral Agent, to the extent such grant is permissible under the applicable granting documents and Applicable Law, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to it) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by it, wherever the same may be located, including in such license to the extent permitted under the applicable license agreement reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof (as provided in Section 12.3 of the Loan Agreement).

(ii) Notwithstanding anything contained herein to the contrary, but subject to any provision of the Loan Documents that limits the rights of such Grantor to dispose of its property, so long as no Event of Default shall have occurred and be continuing, such Grantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of such Grantor. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the reasonable request of such Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, when all Obligations shall have been indefeasibly paid in full in cash and the Loan Agreement shall have expired or been terminated or upon the express release of the Collateral by the Collateral Agent in accordance with Section 4.12 or otherwise, the Collateral Agent shall grant back to such Grantor the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 4.05 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by such Grantor in accordance with the first sentence of this clause (ii).

(b) Chattel Paper. Such Grantor shall (i) deliver to the Collateral Agent each original of each item of Chattel Paper at any time constituting part of the Collateral other than any Chattel Paper received, held, or obtained by such Grantor in the normal course of business, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Collateral Agent without the consent of the Collateral Agent would violate the rights of the Collateral Agent.

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(c) Assigned Agreements.

(i) Anything herein to the contrary notwithstanding, (i) such Grantor shall (until acquisition of such Grantor’s rights by a third party other than an Affiliate as a consequence of foreclosure, assumption or transfer of the Assigned Agreements), remain liable under the Assigned Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent of any of the rights hereunder (other than following an acquisition of such Grantor’s rights by a third party other than an Affiliate as a consequence of foreclosure, assumption or transfer of the Assigned Agreements) shall not release such Grantor from any of its duties or obligations under the Assigned Agreements; and (iii) until assumed or transferred as aforesaid, the Collateral Agent shall have no obligation or liability under the Assigned Agreements by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of such Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(ii) Except as otherwise provided in this clause (ii), such Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Assigned Agreements. In connection with such collections, such Grantor may take (and during an Event of Default, at the Collateral Agent’s direction shall take) such action as such Grantor or the Collateral Agent, as applicable, may deem necessary or advisable to enforce collection of the amounts due under the Assigned Agreements. Such Grantor agrees and confirms that it shall notify each party to the Assigned Agreements of the grant of the security interest therein and assignment thereof to the Collateral Agent and instruct each of them that all payments due or to become due and all amounts payable to such Grantor thereunder shall be made directly to the Collateral Agent for deposit into the Revenue Account or another account designated by the Collateral Agent. No Grantor shall, except as specifically required or permitted by the Underlying Financing Documents, take any action in connection with any Assigned Agreement which would impair the security interest of the Collateral Agent in the Collateral.

4.05 Remedies.

(a) Rights and Remedies Generally upon an Event of Default. If an Event of Default shall have occurred and is continuing, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any

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rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and such Grantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i) the Collateral Agent in its discretion may, in its name or in the name of such Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii) the Collateral Agent may require such Grantor to notify (and such Grantor hereby authorizes the Collateral Agent to so notify) each account debtor in respect of any Account (as defined in the NYUCC), Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral and on any Assigned Agreement that such Collateral has been assigned to the Collateral Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Collateral Agent or as it may direct (and if any such payments, or any other Proceeds of the Collateral, are received by such Grantor they shall be held in trust by such Grantor for the benefit of the Collateral Agent and as promptly as possible remitted or delivered to the Collateral Agent for application as provided herein);

(iv) the Collateral Agent may require such Grantor to assemble the Collateral at such place or places, reasonably convenient to the Collateral Agent and such Grantor, as the Collateral Agent may direct;

(v) the Collateral Agent may apply the Account Collateral and any money or other property therein to payment of the Obligations;

(vi) the Collateral Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of such Grantor, any such

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

demand, notice and right or equity being hereby expressly waived and released to the extent permitted by law. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(vii) the Collateral Agent may exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account (including without limitation the Revenue Account) and provide instructions directing the disposition of funds in any such Deposit Accounts and provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to such Grantor, transfer to or register in the name of the Collateral Agent or any of its nominees any or all security Collateral;

(viii) the Collateral Agent may in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Assigned Agreements and execute, in connection with any sale provided for in this Section 4.05, any endorsements, assignments or other instruments or documents of conveyance or transfer with respect to the Collateral; and

(ix) the Collateral Agent may make formal application for the transfer of all of such Grantor’s permits, licenses, approvals, and the like relating to the Assigned Agreements or to such Grantor’s business to the Collateral Agent or to any assignee of the Collateral Agent or to any purchaser of any of the Collateral to the extent the same are assignable in accordance with their terms and Applicable Law.

The Proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of any license granted to the Collateral Agent in Section 4.04(a), shall be applied in accordance with Section 4.09.

(b) Certain Securities Act Limitations. Such Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Such Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c) Notice. Such Grantor agrees that to the extent the Collateral Agent is required by Applicable Law to give reasonable prior notice of any sale or other disposition of any Collateral, ten (10) Business Days’ notice shall be deemed to constitute reasonable prior notice.

4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the payment and performance in full of the Obligations, such Grantor shall remain liable for any deficiency.

4.07 Locations; Names, Etc. Without at least thirty (30) days’ prior written notice to the Collateral Agent, such Grantor shall not (i) change its “location” (within the meaning of Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Sections 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.

4.08 Private Sale. The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. Such Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 4.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Section 4, shall be applied by the Collateral Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

Second, to the payment in full of the Obligations, in accordance with the Loan Agreement, in such order as the Collateral Agent shall in its sole discretion determine; and

Third, to the Depositary Bank for deposit into the Revenue Account to be applied in accordance with Section 3.4 of the Depositary Agreement.

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

4.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, for the purposes of allowing the Collateral Agent to exercise its rights and remedies hereunder and under the Loan Documents, such Grantor hereby constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact (such appointment being irrevocable and coupled with an interest), with full power of substitution and with full authority in the place and stead of such Grantor and in the name of such Grantor to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) to obtain and adjust insurance required to be maintained by such Grantor under the Loan Agreement or paid to the Collateral Agent pursuant to the Loan Agreement;

(b) to request, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than the Liens created in favor of the Collateral Agent for the benefit of the Secured Parties) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(g) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes (but subject to the terms of this Agreement).

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

4.11 Perfection and Recordation. Such Grantor authorizes, without releasing such Grantor from its obligation to do so, the Collateral Agent to file Uniform Commercial Code financing statements, including amendments and continuations, including those describing the Collateral as “all assets” or “all personal property and fixtures” of such Grantor and in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates (provided, that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

4.12 Termination. When all Obligations shall have been indefeasibly paid in full in cash and the Loan Agreement shall have expired or been terminated as evidenced by a letter agreement among the Grantors and the Administrative Agent (the “Payoff Letter”), this Agreement shall terminate, and the Collateral Agent shall, at such Grantor’s cost and expense, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of such Grantor and to be released and canceled all licenses and rights referred to in Section 4.04(a). The Collateral Agent shall also, at the expense of such Grantor, execute and deliver to such Grantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by such Grantor to effect the termination and release of the liens on the Collateral as required by this Section 4.12 and the Payoff Letter.

4.13 Further Assurances. Such Grantor agrees that, from time to time upon the written request of the Collateral Agent, it shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement. The Collateral Agent shall release any lien covering any asset that has been disposed of in accordance with the provisions of the Loan Documents.

4.14 No Marshalling.

(a) To the fullest extent permitted by law, such Grantor hereby agrees that it shall not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights or remedies under this Agreement, and, to the fullest extent permitted by law, such Grantor hereby irrevocably waives the benefits of all such laws (including any right to a marshalling of assets or a sale or inverse order of alienation).

(b) Such Grantor hereby waives, to the maximum extent permitted by law (i) all rights under any law to require the Collateral Agent to pursue any other Person, any security which the Collateral Agent may hold, or any other remedy before proceeding against such Grantor; (ii) all rights to require the Collateral Agent to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as expressly provided in this Agreement; other than notices required by the Loan Documents; (iii) all rights to assert the bankruptcy or insolvency of such Grantor as a defense hereunder or as the basis for rescission hereof; (iv) all defenses based on any change in the time, manner or place of payment of, or in any other term of the Obligations; (v) any exchange, release or non-perfection of any lien on any Collateral;

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

and (vi) all suretyship and such Grantor’s defenses generally. Such Grantor, to the maximum extent permitted by law hereby agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Collateral Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Collateral Agent or, but that it will permit the execution of every such power as though no such laws were in effect.

Section 5. Miscellaneous.

5.01 Notices. All notices, requests and other communications provided for in this Agreement shall be given in accordance with Section 9.2 of the Depositary Agreement; provided, that the addresses for notices to the parties hereto shall be given at such Person’s address shown on the signature pages hereof.

5.02 No Waiver. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

5.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by an authorized representative of each Grantor and the Collateral Agent.

5.04 Expenses. Each Grantor agrees to reimburse the Collateral Agent for all reasonable costs and expenses incurred by it (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of such Grantor in respect of the Collateral that such Grantor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.04, and all such costs and expenses shall be Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

5.05 Successors and Assigns; Continuing Security Interest. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each Grantor, the Collateral Agent and the Secured Parties (provided, that no Grantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent). This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the indefeasible payment in full in cash of all Obligations and the expiration or termination of the Loan Agreement, be binding upon each Grantor, their respective successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms and transfer restrictions of the Loan Agreement, the Collateral Agent may assign or otherwise transfer its rights under the Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent herein or otherwise.

5.06 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, by facsimile or electronic mail, and all of said counterparts taken together shall be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or “pdf” signature page shall constitute an original for purposes hereof.

5.07 Governing Law; Submission to Jurisdiction, Etc. UNLESS EXPRESSLY PROVIDED IN ANY OTHER LOAN DOCUMENT, THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS. EACH PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, THE STATE OF NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS.

5.08 WAIVER OF JURY TRIAL. To the fullest extent permitted by Applicable Law, each Grantor waives (a) the right to trial by jury (which Collateral Agent hereby also waives) in any proceeding or dispute of any kind relating in any way to this Agreement, the Obligations or the Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

guaranties at any time held by Collateral Agent on which any Grantor may in any way be liable, and hereby ratifies anything Collateral Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Collateral Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Collateral Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, the Obligations, this Agreement or transactions relating thereto; and (g) notice of acceptance hereof. Each Grantor acknowledges that the foregoing waivers are a material inducement to Collateral Agent entering into this Agreement and that they are relying upon the foregoing in their dealings with the Grantors. Each Grantor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

5.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.10 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with due care.

5.11 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.12 Collateral Agent. The Bank of New York Mellon, in performance of its duties as Collateral Agent hereunder, shall enjoy all rights and protections afforded it as the Collateral Agent under the Depositary Agreement (as defined in the Loan Agreement) and the Depositary Agreement (as defined in the Other Loan Facility), respectively.

5.13 Instruction of Collateral Agent by Administrative Agent. Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against or in respect of any of the Collateral, including the delivering of any notice required to be delivered or the giving of any instruction required to be given by the Collateral Agent hereunder, unless and until it shall have been directed by written notice of the Administrative Agent on behalf of the Secured Parties and then only in accordance with the provisions of such notice, this Agreement and the other Security Documents.

5.14 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by Collateral Agent hereunder are subject to the provisions of that certain Intercreditor Agreement, dated as of July 19, 2013 (as amended, amended and restated, supplemented,

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Amended & Restated Security Agreement

restated, replaced, refinanced or otherwise modified from time to time, the “Intercreditor Agreement”) among each Grantor, the Administrative Agent, the Administrative Agent (as defined in the Other Loan Facility), the Collateral Agent and the Collateral Agent (as defined in the Other Loan Facility). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

5.15 Amendment and Restatement; No Novation or Release of Security. Except as amended hereby, the terms of the Original Security Agreement, including the grant of security in Section 3 thereof, remain unchanged, and nothing contained in this Agreement shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Agreement. This Agreement constitutes an amendment and restatement of the Original Security Agreement and is not intended to and shall not extinguish or constitute a novation or release of the Original Security Agreement or the Obligations secured thereby, it being the intention of the parties hereto to preserve all Liens securing payment and performance of the Obligations, whether arising before or after the date of this Agreement, which Liens are acknowledged by the Grantors to be valid and subsisting against the Collateral. This Agreement is not intended to and shall not affect the priority of the Liens granted by the Original Security Agreement, the priority of all such Liens and the Lien of this Agreement being governed by the terms of the Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

HASI CF I BORROWER LLC,
as a Grantor

By:
Jeffrey W. Eckel, President

HAT CF I BORROWER LLC, as a Grantor

By:
Jeffrey W. Eckel, President

HAT CF II BORROWER LLC, as a Grantor

By:
Jeffrey W. Eckel, President

Addresses for Notices to each Grantor:
1906 Towne Centre Blvd, Suite 370
Annapolis, MD 21401
Attn: Legal Department
Telecopy: 410-571-6199
Electronic Mail: legaldepartment@hannonarmstrong.com

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By:
	Name:	Leslie Morales
	Title:	Vice President

Addresses for Notices to the Collateral Agent:

The Bank of New York Mellon
Corporate Trust
Asset-Backed Securities
101 Barclay St - 7W
New York NY 10286
Facsimile: 212-815-2493
Attention:

with copies (for informational purposes only) to:

Hunton & Williams LLP
200 Park Avenue, 52nd Floor
New York, NY 10166
Telephone: 212.309.1093
Facsimile: 212.309.1100
Email: jsirgado@hunton.com
Attention: Jo Anne Sirgado

Amended & Restated Loan Agreement (PF)

Amended & Restated Security Agreement

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